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                                                                    EXHIBIT 3.85

                                                          State of Delaware
                                                         Secretary of State
                                                      Division of Corporations
                                                   Delivered 05:02 PM 07/23/2003
                                                     FILED 04:49 PM 07/23/2003
                                                    SRV 030482934 - 3483024 FILE

              Certificate of Amendment to Certificate of Formation

                                       of

              CCFC II PROJECT EQUIPMENT FINANCE COMPANY THREE, LLC

It is hereby certified that:

            1. The name of the limited liability company (hereinafter called the "limited liability company") is:

              CCFC II PROJECT EQUIPMENT FINANCE COMPANY THREE, LLC

            2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company's registered agent and registered office and by substituting in lieu thereof the following new statement:

            "The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808."

Executed on July 23,2003

                                                    /s/ Lisa M. Bodensteiner
                                                    ----------------------------
                                                    Name: Lisa M. Bodensteiner
                                                    Title: Authorized Person